UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2022

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, N.Y.		10282
(Address of principal executive offices)		(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered

Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J	GS PrJ	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	GS PrK	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due 2031 of GS Finance Corp.	GS/31B	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting was held on April 28, 2022.

(b)    The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

1.    Election of Directors: Our shareholders elected the following 13 directors to each serve a one-year term expiring on the date of our 2023 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Against	Abstain	Broker Non -Votes
Michele Burns	238,023,425	9,816,021	894,045	39,250,904
Drew Faust	242,636,081	5,214,379	883,031	39,250,904
Mark Flaherty	246,262,300	1,570,798	900,393	39,250,904
Kimberley Harris	245,487,795	2,204,350	1,041,346	39,250,904
Ellen Kullman	234,502,135	13,182,980	1,048,376	39,250,904
Lakshmi Mittal	221,705,630	26,405,341	622,520	39,250,904
Adebayo Ogunlesi	243,782,731	4,036,828	913,932	39,250,904
Peter Oppenheimer	245,516,811	2,353,647	863,033	39,250,904
David Solomon	238,459,249	9,763,880	510,362	39,250,904
Jan Tighe	244,741,549	3,147,751	844,191	39,250,904
Jessica Uhl	246,006,765	1,698,248	1,028,478	39,250,904
David Viniar	247,178,662	993,948	560,881	39,250,904
Mark Winkelman	236,154,951	11,884,636	693,904	39,250,904

2.    Advisory Vote to Approve Executive Compensation (“Say on Pay”): Our shareholders approved the Say on Pay proposal.

For	Against	Abstain	Broker Non-Votes
202,874,005	45,278,198	581,288	39,250,904

3.     Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.

For	Against	Abstain
274,601,746	13,068,088	314,561

4.     Shareholder Proposal Regarding Charitable Giving Reporting. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
7,719,554	239,310,277	1,703,660	39,250,904

5.     Shareholder Proposal Regarding a Policy for an Independent Chair. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
38,556,510	201,226,635	8,950,346	39,250,904

6.     Shareholder Proposal Regarding a Policy to Ensure Lending and Underwriting do not Contribute to New Fossil Fuel Development. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
27,837,872	217,687,536	3,208,083	39,250,904

7.     Shareholder Proposal Regarding Special Shareholder Meeting Thresholds. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
97,708,965	150,261,063	763,463	39,250,904

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: April 29, 2022	By:	/s/ Kathryn H. Ruemmler
Name: Kathryn H. Ruemmler
Title: Chief Legal Officer and General Counsel